                                                                 EXHIBIT 10.9(a)


                       CONSOLIDATED CONTAINER HOLDINGS LLC
                              1999 UNIT OPTION PLAN

         1. PURPOSE OF THE PLAN. This Plan shall be known as the Consolidated Container Holdings LLC 1999 Unit Option Plan. The purposes of the Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility and (ii) to provide incentives to such personnel to promote the success of the business of Consolidated Container Holdings LLC and its subsidiaries.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" means the committee described in SECTION 17 that administers the Plan.

         "COMPANY" means Consolidated Container Holdings LLC, a Delaware limited liability company.

         "CONSULTANT" means any individual who renders services to the Company or any of its Subsidiaries as a consultant or other type of independent contractor.

         "DATE OF GRANT" means the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

         "EMPLOYEE" means any officer or other key employee of the Company or one of its Subsidiaries.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" means, with respect to a Unit, the fair market value of such Unit as determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of Units.

         "LLC AGREEMENT" means that certain Limited Liability Company Agreement of the Company, dated as of July 1, 1999, by and among Franklin Plastics, Inc., Plastic Container Holdings, Inc., Reid Plastics Holdings, Inc., Vestar Packaging, LLC, and other parties, as such agreement may be amended from time to time.

         "OPTION" means an option to purchase Units granted pursuant to SECTION 6 of this Plan.

         "OPTIONEE" means any Employee who receives an Option.

         "PARTICIPANT" means any Employee or Consultant who receives an Option pursuant to this Plan.

         "PLAN" means the Consolidated Container Holdings LLC 1999 Unit Option Plan, as amended from time to time.

         "REDEMPTION AGREEMENT" means a Special Unit Acquisition, Ownership and Redemption Agreement, the form of which is attached hereto as EXHIBIT A.

         "RULE 16B-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

         "SUBSIDIARY" means any now existing or hereinafter organized or acquired entity of which more than fifty percent (50%) of the ownership interests therein are owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

         "UNIT" means an interest of a member of the Company, as such term is defined in the LLC Agreement.

         3. TERM OF PLAN. The Plan has been adopted by the Management Committee of the Company effective as of July 1, 1999. The Plan shall continue in effect until terminated pursuant to SECTION 18.

         4. UNITS SUBJECT TO THE PLAN. Except as otherwise provided in SECTION 17 hereof, the aggregate number of Units issuable upon the exercise of Options pursuant to this Plan shall be _________. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the Units that were subject thereto shall, unless the Plan shall have terminated, become immediately available for the grant of additional Options under this Plan, subject to the limitations and adjustments set forth above. In addition, for purposes of calculating the aggregate number of Units that may be issued under this Plan, only the net Units issued (including the Units, if any, withheld for tax withholding requirements) shall be counted when Units are used as full or partial payment for Units issued upon exercise of an Option. Units tendered by a Participant as payment for Units issued upon such exercise shall be available for reissuance under the Plan.

         5. ELIGIBILITY. Options may be granted under SECTION 6 of the Plan to such Employees or Consultants as may be determined by the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of Units subject to each Option grant, the exercise price or prices of Units subject to each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Units subject thereto, and such other terms and conditions of each Option as are consistent with the provisions of this Plan.

         6. GRANT OF OPTIONS. The Committee shall determine the number of Units to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Company by an appropriate officer.

         7. TIME OF GRANT OF OPTIONS. The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the date of such grant.

         8. PRICE. The exercise price for each Unit subject to an Option (the "EXERCISE PRICE") granted pursuant to SECTION 6 of the Plan shall be determined by the Committee at the Date of Grant.

         9. VESTING. Each Option award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Company or similar transaction.

         10. EXERCISE. A Participant may pay the Exercise Price of the Units as to which an Option is being exercised by the delivery of (a) cash, (b) check or
(c) at the Committee's option, any other consideration that the Committee determines is consistent with the Plan's purpose and applicable law.

         11. WITHHOLDING OF TAXES. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to requiring the Optionee to pay to the Company, in cash, an amount sufficient to cover the Company's withholding obligations.

         12.      CONDITIONS UPON ISSUANCE OF UNITS.

                  (a) The Company shall not be obligated to sell or issue any Units upon the exercise of any Option granted under the Plan unless the issuance and delivery of Units comply with all provisions of applicable federal and state securities laws.

                  (b) As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

                  (c) The Company shall not be liable for refusing to sell or issue any Units covered by any Option if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to sell or issue such Units in compliance with all applicable federal and state securities laws. In addition, the Company shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the Units covered by any Option.

                  (d) No Participant will be, or will be deemed to be, a holder of any Units subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject Units.

         13.      RESTRICTIONS ON TRANSFER.

                  (a) Options issued pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant's lifetime only by the Participant.

                  (b) Subject to Sections 11.5 and 11.6 of the LLC Agreement, and notwithstanding any provision of the LLC Agreement (except for Section 11.2 of the LLC Agreement), Units issued pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution.

         14. COMPANY PURCHASE OPTION. No Units shall be issued with respect to the exercise of any Option unless the Optionee has executed and delivered to the Company a Redemption Agreement and become a party to the LLC Agreement.

         15.      MODIFICATION OF PLAN AND OPTIONS.

                  (a) The Committee or the Company may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan.

                  (b) At any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option.

         16. EFFECT OF CHANGE IN UNITS SUBJECT TO THE PLAN. In the event that each of the Units shall be changed into or exchanged for a different number or kind of equity interest of the Company or of another entity (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination or otherwise), or in the event a Unit split or a dividend (other than a dividend paid in respect of federal, state or other taxes) payment occurs, then the Committee may take any action it deems advisable, including without limitation, deciding to (a) substitute for each Unit then subject to Options or available for Options the number and kind of units or shares of interest into which each outstanding Unit shall be so changed or exchanged, or the number of Units as is equitably required in the event of a Unit split, together with an appropriate adjustment of the Exercise Price, or (b) cancel all such Options as of the effective date of any merger, consolidation, recapitalization, reclassification, split-up or combination by giving written notice to each holder thereof or his personal representatives of its intention to do so and (i) by permitting the exercise of all such Options, without regard to determinations of periods or installments of exercisability during the fifteen (15) day period immediately preceding such effective date or (ii) making a cash payment equal to the excess of the Fair Market Value over the Exercise Price, multiplied by the number of Units subject to all such Options.

         17. ADMINISTRATION. The Plan shall be administered by a committee appointed by the Company (the group responsible for administering the Plan is referred to as the "COMMITTEE"). Option agreements, in the form as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Committee, may be executed on behalf of the Company by any person designated by the Committee. The Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend, discontinue or terminate this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

         18. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

         19. GOVERNING LAW. THE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN THE STATE OF DELAWARE.

         20. SEVERABILITY OF PROVISIONS. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.